MOMENTUM INTERNET INC.


                                       and

                           UNITED MOK YING KIE LIMITED


                         ------------------------------


                                    AGREEMENT


                         ------------------------------












                                 Richards Butler
                                   20th Floor
                                 Alexander House
                                   Chater Road
                                    Hong Kong

THIS AGREEMENT is made the day of 1999

BETWEEN:

MOMENTUM INTERNET INCORPORATED whose registered office is situated at PO Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands ("Momentum"); and

UNITED MOK YING KIE LIMITED whose registered office is situated at 2102, 21/F, Nine Queen's Road, Central, Hong Kong ("UMYK").

WHEREAS:

(A) Momentum, is engaged. in the business of providing websites and technical support for Internet connectivity.

(B) UMYK is a broker and registered dealer licensed under the Securities Ordinance Cap. 333 to deal in Securities (as defined in the Securities Ordinance) and wishes to obtain the benefit of the knowledge, skill and experience of Momentum in developing Internet trading in Securities on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITION

(A)  The Service

     The provision by Momentum of internet technical support, design and construction of UMYK's webpages on the Momentum's Swiftrade Website as well as the hosting of UMYK's web pages on the internet. The provision by Momentum of an on-line system for stock trading on The Stock Exchange of Hong Kong Limited by clients of UMYK through the website located at www.swiftrade.com together with all the services available on such website. The provision of a section within Swiftrade specifically for clients and potential clients of UMYK. Trades from UMYK's clients will be made available to UMYK's office Internet trading desk for execution. Momentum's internet service will include all programming design, construction, hosting marketing and local technical support.

(B)  The Business

     The trading of Securities listed on The Stock Exchange of Hong Kong Limited and in case of Hong Kong Securities having a dual listing, on that other recognized exchange.


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(C)  The Business System

     The method of utilizing Momentum's methods, techniques and knowledge in relation to the provision of the Service in connection with the Business.

(D)  The Operation

     The operation by UMYK of the Business through the Service using the Business System.

2.   THE GRANT

     (A)  Momentum hereby grants to UMYK the non-exclusive right to the Service.

     (B) UMYK hereby acknowledges that it is shall use the Service through Momentum. Fro the avoidance of doubt, Momentum hereby acknowledges that UMYK shall be permitted in its sole discretion to use such other internet support, design and construction services of other internet services providers provided that such services do not entail the use of Momentum's Swiftrade Website.

3.  MOMENTUM'S OBLIGATION

     Momentum will provide or procure the provision of the Service and all advice and assistance in relation to the Services to UMYK upon request.

4.  UMYK'S OBLIGATIONS

     (A) The Operation will be provided by UMYK in its capacity as a registered dealer of securities in the Hong Kong Special Administrative Region of the People's Republic of China.

     (B) UMYK will arrange for the transmission of detailed account opening documents to its clients by automated electronic mail or such other medium as may be decided by UMYK in its sole discretion, the obtaining completed application forms and receiving of funds in relation thereto.

5. THE TERM

     This agreement shall commence on the date hereof and will continue for a period of 5 years subject to a review at the end of the third year unless terminated earlier in accordance with the provisions contained in Clause 11 hereof. Thereafter, the parties may extend this Agreement upon such terms to be mutually agreed between them.

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6. EXCLUSIVITY

     (A) The Services provided to UMYK herein shall extend only to Hong Kong and UMYK agrees unless with the prior written consent of Momentum that it will not make use nor will it permit or authorize any use of the Business System nor will it knowingly offer or provide any information or assistance to any person, firm, company or undertaking which intends or may seek to use such information other than to a wholly-owned subsidiary of the ultimate holding company of UMYK.

7.  REMUNERATION

     (A) UMYK agrees to pay 40% of the Gross Turnover of the Operation to Momentum. The parties hereto acknowledge and agree that the amount to be paid pursuant to this Clause shall be subject to review semi-annually with any amendments and/or changes to take effect from such review.

     (B) "Gross Turnover" for the purpose of calculation, payments to be made by UMYK to Momentum are the gross commissions earnt by Operation arising directly or indirectly from the utilization of the Business System during each month of the term of this Agreement and for any period less than a complete calendar month prior to the payment date.

     (C) The gross commissions will consist of the payments received by UMYK in respect of the Operation in each complete calendar month.

     (D) The payment date will not be later that three weeks from the end of each calendar month such payments to be made by cheque/telegraphic transfer/banker's draft to a specified bank account of Momentum.

     (E) UMYK will open a separate bank account for all payments received from the Operation.

     (F) In the event that any sums due to Momentum are not paid by UMYK on the due date, such sums shall bear interest from day to day at the annual rate of 12%.

8. ACCOUNTS AND RECORDS

     (A) UMYK will maintain or procure the maintaining of an accurate account and record of the trading Securities carried out each month and payments received using the Business System and shall send to Momentum a monthly statement thereof prior to the payment date each month.

     (B) Momentum or through its duly appointed agent shall be permitted to request UMYK to provide separate books and accounts kept by UMYK in connection with the Operation and, to the extent that the request is reasonable in the sole opinion of UMYK, be supplied with all relative information including invoices, contract notes, operating statistics and other such financial information in such form as Momentum may reasonably require to be kept properly informed about the Operation.

9. REPRESENTATIONS AND WARRANTIES AND UNDERTAKINGS

     Momentum hereby represents, warrants and undertakes to UMYK that:-

     (i) it has the right and authority to use the Swiftrade Website for the provision of the Services to UMYK and such website will be fit for its purpose;

     (ii) all Services, computer equipment used by or for the benefit of Momentum in relation to the Services are Year 2000 Compliant;

          Year 2000 Compliant means the abliity to provide all the following functions:

          (a) accurate processing of all date information whether before, during or after 01 January 2000, including, without limitation, accepting date input, providing accurate date output and performing accurate calculations involving dates or portions of dates;

          (b) performing all processing accurately, efficiently and without interruption before, during and after 01 January 2000 without any change in operations, or in any input or output procedures;

          (c) processing date input accurately in a way that does not create any ambiguity as to century;

          (d) storing, retrieving and processing date information accurately in a manner that does not create any ambiguity as to century; and

          (e) presenting all date output information accurately and in a manner that does not create any ambiguity as to century;

     (iii) it will keep UMYK fully indemnified for any damages, losses, costs and expenses which UMYK may incur as a result of a breach of the Momentum's internet/computer systems by third parties or otherwise including, inter alia, computer hacking; and

     (iv) all information provided on the UMYK Website shall be kept confidential by Momentum and Momentum shall ensure that UMYK is consulted and its consent obtained prior to providing any information, details etc. of such on the UMYK Website.

10.  CONFIDENTIALITY

     (A) UMYK hereby acknowledges that the Business System and all other information and knowledge relating thereto are a strictly confidential nature and accordingly, UMYK covenants that no other person (save as expressly provided by this Agreement) shall at any time without the prior written consent of Momentum whether before or after termination of this Agreement divulge or use whether directly or indirectly for its own benefit or that of any other person, company firm or organization any of such information or knowledge relating to the Service or the Business System which may be communicated to or otherwise acquired by UMYK its directors, agents or employees.

     (B) Momentum hereby acknowledges that all information provided by UMYK to it hereunder including, but not limited to, the accounts and records referred to in Clause 8 are of a strictly confidential nature and accordingly, Momentum covenants that it will not at any time divulge or use any of such information directly or indirectly whether on its own or with any other person, company, firm or organization.

11. TERMINATION

     (A) Momentum may terminate this Agreement immediately forthwith by giving notice in writing to UMYK in any of the following events:

          (i) if UMYK shall at any time fail to pay any amounts due and payable to Momentum hereunder within ten days of a notice in writing requesting such payments;

          (ii) if UMYK shall fail to submit to Momentum in a timely manner any of the accounting, financial or record information required to be so submitted; and

          (iii) if UMYK shall fail to commence operations within 90 days from the signing of this Agreement.


     (B) UMYK may terminate this Agreement immediately forthwith by giving notice in writing to Momentum in any of the following events:

          (i) if Momentum shall fail to provide the Service in accordance with the terms of this Agreement;

          (ii) if  Momentum is in breach of any of the terms  herein  contained;
               and

          (iii) if a petition is presented or a proceeding is commenced or an order is made on an effective resolution is passed for the winding-up, insolvency , administration, reorganization, reconstruction or dissolution of Momentum or for the appointment of a liquidator, receive, administrator, trustee or similar officer of Momentum or any of all or any part of its business or assets; and

          (iv) if Momentum ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business.

     (C) UMYK may at any time terminate this Agreement by giving not less than one month's notice in writing to Momentum.

 12.  CONSEQUENCES OF TERMINATION

     (A) Upon the termination or expiration of this Agreement for any UMYK shall:

          (i) within seven (7) business days pay to Momentum the full amount of all monies then due;

          (ii) immediately cease the Operation and to use the Business System or authorize any other person so to do and shall not thereafter hold itself out in any way as the operator of the Business System in Hong Kong and refrain from any action that would or may indicate any relationship between it and Momentum; and

          (iii) otherwise perform its obligations and observe the covenants set out in Clauses 9 and 10 thereof.

     (B) Upon the termination or expiration of the Agreement, Momentum shall, within 7 calendar days, return to UMYK all documents, information, etc. which have been provided by UMYK to Momentum.

     (C) For the avoidance of doubt, Momentum agrees and confirms that upon the termination of this Agreement, no other monies, fees or expenses other than for Services already rendered, shall be payable by UMYK to Momentum.

     (D) The expiration or termination of this Agreement shall be without prejudice to the accrued rights of the parties and any provision hereof which relates to at governs the acts of the parties hereto subsequent to such expiry or termination hereof shall remain in full force and effect and shall be enforceable notwithstanding such expiry or termination.

13. FORCE MAJEURE

     Neither of the parties of this Agreement shall be responsible to the other party for any delay in performance or non-performance therein due to any causes beyond the reasonable control of the parties hereto, but the affected party shall promptly upon the occurrence of any such cause so inform the other party in writing, stating that such cause has delayed or prevented its performance hereunder and thereafter such party shall take all action within its power to comply with the terms of this Agreement as fully and promptly as possible.

14. NOTICES

     (A) Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by two (2) business days' prior written notice specified to the other parties):-

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
          To Momentum:

          Address:       12A First Pacific Bank Centre
                         56 Gloucester Road
                         Wanchai, Hong Kong
          Fax Number:    2866 8137
          Attention:     Anthony L. Tobin

          To UMYK:

          Address:       2102, 21/F.,
                         Nine Queen's Road Central
                         Hong Kong
          Fax Number:    2537 3681
          Attention:     Mr. Richard Witts

          Any such notice or other document shall be deemed to have been duly given upon receipt if delivered by hand or if sent by facsimile transmission upon the receipt of machine printed confirmation and in the case of a notice sent by post it shall be deemed to have been given on the second business day after posting if the address is in Hong Kong and on the fifth business day after posting if the address is outside Hong Kong. In proving the giving of a notice it shall be sufficient to prove that the notice was left or the the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunication was properly received (as the case may be).

     (B) Such notice shall be sent if by post or by hand to the last known address of either party or in the case of electronic transmission to the last known fax number or electronic mail number or either party.

15. GOVERNING LAW

     This Agreement and all right and obligations of the parties hereto shall be governed and construed in accordance with the Laws of Hong Kong and the parties hereto hereby submit to the jurisdiction of the Hong Kong Courts.


IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED by                     )
                              )
for and on behalf of          )
MOMENTUM INTERNET             )         /s/  Anthony Tobin
INCORPORATED                  )         ----------------------------
in the presence of:           )         Anthony Tobin






SIGNED by                     )
                              )
for and on behalf of          )         /s/ Richard Witts
UNITED MOK YING KIE LIMITED   )         ----------------------------
in the presence of:           )         Richard Witts